                            PARTICIPATION AGREEMENT

                                     among

                   TEMPLETON VARIABLE PRODUCTS SERIES FUND,
                     FRANKLIN TEMPLETON DISTRIBUTORS, INC.

                                      and

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA
                THE COLONIAL LIFE INSURANCE COMPANY OF AMERICA

--------------------------------------------------------------------------------

     THIS AGREEMENT, made and entered into as of this 1st day of May, 1995, by and among Chubb Life Insurance Company of America, a New Hampshire Corporation, and The Colonial Life Insurance Company of America, a New Jersey Corporation, (hereinafter collectively the "Companies"), on their own behalf and on behalf of each segregated asset account of the Companies set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and the TEMPLETON VARIABLE PRODUCTS SERIES FUND, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter the "Fund") and FRANKLIN TEMPLETON DISTRIBUTORS, INC. (hereinafter the "Underwriter"), a California corporation.

     WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable annuity and variable life insurance contracts to be offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter (hereinafter "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Fund is divided into several series of shares, as set forth on Schedule B hereto, each representing the interest in a particular managed portfolio of securities and other assets and one or more of which may be made available under this Agreement as set forth on Schedule C hereto, as may be amended from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a "Portfolio"); and

     WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission, dated November 16, 1993 (File No.812-8546), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act") and Rules 6e 2(b)( 15) and 6e3-T(b)( IS) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by separate accounts funding variable annuity and variable life insurance contracts issued by both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

     WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, Templeton Investment Counsel, Inc. (the "Adviser") is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state laws; and

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

     WHEREAS, the Companies have registered or will register certain variable annuity and variable life insurance contracts under the 1933 Act; and

     WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolutions of the Boards of Directors of the Companies, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to one or more variable annuity and variable life insurance contracts; and

     WHEREAS, the Companies have registered or will register each Account as a unit investment trust under the 1940 Act; and

     WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter the "NASD"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Companies intend to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid variable annuity and variable life insurance contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value.

     NOW THEREFORE, in consideration of their mutual promises, the Companies, the Fund and the Underwriter agree as follows:

ARTICLE I.  SALE OF FUND SHARES

     1.1 The Underwriter agrees to sell to the Companies those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. The Companies' order may net the purchase and redemption requests related to each Portfolio. For purposes of this Section 1.1, the Companies shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designees shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m., St. Petersburg time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

     1.2 The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Companies and their Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of the fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

     1.3 The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Portfolio will be sold to the general public.

     1.4 The Fund and the Underwriter will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, VII and Section 2.5 of Article II of this Agreement is in effect to govern such sales.

     1.5 The Fund agrees to redeem for cash, on the Companies' request, any full or fractional shares of the Fund held by the Companies executing such requests on a daily basis at the net value asset next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this
Section 1.5, the Companies shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of such request for redemption by 10:00 a.m., St. Petersburg time, on the next following Business Day.

     1.6 The Companies agree to purchase and redeem the shares of each Portfolio offered by the then current prospectus of the Fund and in accordance with the provisions of such prospectus. The Companies agree that all net amounts available under the variable annuity and variable life insurance contracts with the form number(s) which are listed on Schedule D attached hereto and incorporated herein by this reference, as such Schedule D may be amended from time to time hereafter by mutual written agreement of all the parties hereto (the ("Contracts"), shall be invested in the Fund, in such other Funds advised by the Adviser as may be mutually agreed to in writing by the parties hereto, in the Companies' general account, or invested in an investment company other than the Fund.

     1.7 The Companies shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purposes of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Companies and shall become the responsibility of the Fund. Proceeds for liquidation of shares of the Fund will be wired from the Fund's custodial account to an account designated by the Companies.

     1.8 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Companies or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate sub-account of each Account.

     1.9 The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. Dividends and capital gains distributions shall be reinvested in additional shares at the ex-date net asset value. The Company reserves the right to revoke this election and to receive all such income, dividends or capital gain distributions in cash. The Fund shall notify the Companies of the number of shares so issued as payment of such dividends and distributions.

     1.10 The Fund shall make the net asset value per share for each Portfolio available to the Companies on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:00 p.m., St. Petersburg time) and shall use its best efforts to make such net asset value per share available by 6:30 p.m., St Petersburg time.

     1.11 The Fund shall send to the Companies within five business days after the end of each month, separate month statements of account confirming all transactions made in the Companies separate accounts listed in Schedule A.

ARTICLE II.  REPRESENTATIONS AND WARRANTIES

     2.1 The Companies represent and warrant that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material aspects with all applicable Federal and State laws and that the sale of the Contract shall comply in all material aspects with state insurance suitability requirements. The Companies further represent and warrant that they are insurance companies duly organized and in good standing under applicable law and that they have legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the applicable state laws and have registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

     2.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the Commonwealth of Massachusetts and all applicable state and federal securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required to order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

     2.3 The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and that it will make every effort to maintain such qualification under Subchapter M or any successor or similar provision) and that it will notify the Companies immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     2.4 The Companies represent that the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Code and that they will make every effort to maintain such treatment and that they will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.5 The Fund does not intend to make any payments to finance distribution expenses pursuant to Rule I 2b-l under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12 b-l, the Fund undertakes to have its Board of Trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b- l to finance distribution expenses.

     2.6 The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the Commonwealth of Massachusetts and the Fund and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the laws of the Commonwealth of Massachusetts and the State of California to the extent required to perform this Agreement.

     2.7 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker dealer with the Securities and Exchange Commission. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of California, and all applicable state and federal securities laws, including without limitation, the 1933 Act, the 1934 Act and the 1940 Act.

     2.8 The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material aspects with the 1940 Act

     2.9 The Underwriter represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable state and federal securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Florida and all applicable state and federal securities laws.

     2.10 The Fund and the Underwriter represent and warrant that all of their directors, officers, employees, investment advisers and other individuals/entities dealing with the money and or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than the minimal coverage as required currently by Rule 17g-l of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.11 The Companies represent and warrant that all of their directors, officers and employees dealing with money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond, protecting against losses resulting from any act of fraud or dishonesty by the Companies' employees, in an amount not less than $5 million. The Companies agree to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

     2.12 The Companies agree and acknowledges that the Underwriter or its affiliates is the sole owner of the names "Templeton" and "Franklin Templeton" and of the marks shown on Schedule F attached hereto, and that all use of any designation comprised in whole or in part of such name or mark under this Agreement shall inure to the benefit of the Underwriter or its affiliates. Except as expressly provided herein, the Companies shall not use any such name or mark on own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of the Underwriter or its affiliates. Upon termination of this Agreement for any reason, the Companies shall cease all use of any such name or mark as soon as reasonably practicable.

ARTICLE III.  PROSPECTUS AND PROXY STATEMENTS; VOTING

     3.1 The Underwriter shall provide the Companies (at the Companies' expense) with as many copies of the Fund's current prospectus as the Companies may reasonably request or, at the option of the Companies, with camera ready copy of the Fund's current prospectus. If requested by the Companies in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus as set in type at the Fund's expense) and other assistance as is reasonably necessary for the Companies once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document (such printing to be at the Companies' expense).

     3.2 The Fund's prospectus shall state that the Statement of Additional Information for the Fund is available from the Underwriter (or in the Fund's discretion, the Prospectus shall state that such Statement is available from the
Fund), and the Underwriter (or the Fund), at its expense, shall print and provide such Statement free of charge to the Companies and to any owner of a Contract or prospective owner who requests such Statement.

     3.3 The Fund, at its expense, shah I provide the companies with copies of its proxy material, reports to stockholders and other communications to stockholders in such quantity as the Companies shall reasonably require for distributing to Contract Owners.

     3.4 If and to the extent required by haw, the Companies shall: (i) solicit voting instructions from Contract owners; (ii) vote the Fund shares in accordance with the instructions received from Contract owners: and (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received; so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Companies reserve the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule G attached hereto, and incorporated herein by reference, which standards will also be provided to the other Participating Insurance Companies.

     3.5 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV.  SALES MATERIALS AND INFORMATION

     4.1 The Companies shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional materials in which the Fund or its investment adviser or the Underwriter is named, at least fifteen Business Days prior to its use. No such materials shall be used if the Fund or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

     4.2 The Companies shall not give any information or make any representation or statements on behalf of the Fund or concerning the Fund in connection with the sale of the contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement or prospectus may be amended or supplemented from time to time, or in published reports for the Fund which are in the public domain, or in reports or proxy statements for the Fund, or in sales literature or other promotional materials approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

     4.3 The Fund, Underwriter or its designee shall furnish, or shall cause to be furnished, to the Companies or its designee, each piece of sales literature or other promotional material in which the Companies and/or their separate account(s) are named, at least fifteen Business Days prior to its use. No such material shall be used if the Companies or their designee reasonably objects to such use within fifteen Business Days after receipt of such material.

     4.4 The Fund and the Underwriter shall not give any information or make any representations on behalf of the Companies or concerning the Companies, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Companies for distribution to

Contract Owners, or in sales literature or other promotional materials approved by the Companies or its designee, except with the permission of the Companies.

     4.5 The Fund will provide to the Companies at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, applications for exemptions, requests for no-action letters, relevant portions of sales literature and other promotional materials, and all amendments to any of the above that relate to the Fund and its shares, contemporaneously with the filing of such document with the Securities and Exchange Commissions.

     4.6 The Companies will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such documents with the Securities and Exchange Commission.

     4.7 For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, portions of the following that refer to the Fund or affiliates of the Fund: advertisements (such as material published or designed for use in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

ARTICLE V.  FEES AND EXPENSES

     5.1 The Fund and the Underwriter shall pay no fee or other compensation to the Companies under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b- l to finance distribution expenses, then the Underwriter may make payments to the Companies or to the Underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter. No such payments shall be made directly by the Fund. Currently, no such payments are contemplated.

     5.2 All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all shares are registered and authorized for issuance in accordance with applicable federal law, and, if and to the extent deemed advisable by the Fund, in accordance with the applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any state or federal law, all taxes on the issuance and transfer of the Fund's shares.

     5.3 The Companies shall bear the expenses of printing and distributing the Fund's prospectus to owners of the Contracts issued by the Companies and of distributing the Fund's proxy materials and reports to such Contract owners.

ARTICLE VI.  DIVERSIFICATION

     6.1 The Fund shall comply with Section 817(h) and 851 of the lnternal Revenue Code of 1986, if applicable, and the regulations thereunder, and the applicable provisions of Section 5(b)(1) of the 1940 Act. The Underwriter or the Fund shall provide the Companies with a letter from the appropriate officer within ten Business Days following the end of each calendar quarter of the Fund, certifying the Fund's compliance during that calendar quarter with the diversification requirements and qualification as a regulated investment company, and including a detailed listing of individual securities held by each Portfolio of the Fund. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to immediately notify the Companies of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 817-5.

ARTICLE VII. POTENTIAL CONFLICTS

     7.1 The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Companies if it determines that an irreconcilable material conflict exists and the implications thereof.

     7.2 The Companies will report any potential or existing conflicts of which it is aware to the Board. The Companies will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Companies to inform the Board whenever contract owner voting instructions are disregarded.

     7.3 If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Companies and other Participating Insurance companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the questions whether such segregation should be implemented to a vote of all affected Contract Owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

     7.4 If a material irreconcilable conflict arises because of a decision by the Companies to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Companies may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such
Account: provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and the Fund shall continue to accept and implement orders by the Companies for the purchase (and redemption) of shares of the Fund.

     7.5 If a material irreconcilable conflict arises because of a particular state insurance regulator's decision applicable to the Companies conflicts with the majority of other state regulators, then the Companies will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Companies in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested member of the Board. Until the end of the foregoing six month period, the Underwriter and the Fund shall continue to accept and implement orders by the Companies for the purchase (and redemption) of shares of the Fund.

     7.6 For purposes of Section 7.3 and 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Companies shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Companies will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Companies in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

     7.7 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act of the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, the (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement shall continue to effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. INDEMNIFICATION

     8.1  INDEMNIFICATION BY THE COMPANIES

     (a) The Companies agree to indemnify and hold harmless the Fund and each trustee of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act and to indemnify and hold harmless the Underwriter and each director and officer and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Companies) or litigation Including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

          (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Companies by or on behalf of the Fund or the Underwriter for use in the Registration Statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

          (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Companies or persons under its control) or wrongful conduct of the Companies or persons under its control, with respect to the sale or distribution of the Contracts or Fund share; or

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus or sales literature of the Fund or any amendment thereof or supplement thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Companies; or

          (iv) arise as a result of any failure by the Companies to provide the services and furnish the materials under the terms of this Agreement; or

          (v) arise out of or result from any material breach of any representation and/or warranty made by the Companies in this Agreement or arise out of or result from any other material breach of this Agreement by the Companies, as limited by and in accordance with the provisions of Section 8.1(b) and 8.1(c) hereof.

     (b) The Companies shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund or the Underwriter, whichever is applicable.

     (c) The Companies shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Companies in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service or any designated agent), but failure to notify the Companies of any such claim shall not relieve the Companies from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Companies shall be entitled to participate, at their own expense, in the defense of such action. The Companies also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Companies to such party of the Companies' election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Companies will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     (d) The Indemnified Parties will promptly notify the Companies of the commencement any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

     8.2  INDEMNIFICATION BY THE UNDERWRITER

     (a) The Underwriter agrees to indemnify and hold harmless the Companies, the underwriter of the contracts and each of their directors and officers and each person, if any, who controls the Companies within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, providing that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Underwriter by or on behalf of the Companies for use in the Registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

          (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Companies by or on behalf of the Fund; or

          (iv) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification representation specified in Section

          2.3 of this Agreement and the diversification requirements specified in Article VI of this Agreement); or

          (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter, as limited by and in accordance with the provisions of Section 8.2(b) and 8.2(c) hereof.

     (b) The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Companies or each Account, whichever is applicable.

     (c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service or any designated agent), but failure to notify the Underwriter of any such claims shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter shall be entitled to participate, at its own expense, in the defense of such action. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     (d) The Companies agree promptly to notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of each Account

     8.3  INDEMNIFICATION BY THE FUND

     (a) The Fund agrees to indemnify and hold harmless the Companies, and each of their directors and officers and each person, if any, who controls the Companies within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements results from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund, and arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof. It is understood and expressly stipulated that neither the holders of shares of the fund nor any Trustee, officer, agent or employee of the Fund shall be personally liable hereunder, nor shall any resort be had to other private property for the satisfaction of any claim or obligation hereunder, but only the Fund shall be liable.

     (b) The Fund shall not be liable under this indemnification provision with respect to any losses claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's will misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Companies, the Fund, the Underwriter or each Account, whichever is applicable.

     (c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service or any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund shall be entitled to participate, at its own expense, in the defense of such action. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     (d) The Companies and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers and directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of the Accounts, or the sale or acquisition of shares of the Fund.


ARTICLE X. Termination

     10.1 This Agreement shall continue in full force and effect until the first to occur of:

     (a) termination by any party for any reason by sixty (60) days advance written notice delivered to the other parties; or

     (b) immediate termination by the Companies' upon written notice to the Fund and the Underwriter with respect to any Portfolio based upon the Companies determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

     (c) immediate termination by the Companies upon written notice to the Fund and the Underwriter with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued, or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Companies; or

     (d) immediate termination by the Companies upon written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Companies reasonably believe the Fund may fail to so qualify; or

     (e) immediate termination by the Companies upon written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in
     Article VI hereof; or

     (f) immediate termination by the Companies upon written notice to the Fund and the Underwriter, if the Companies shall determine, in their sole judgment exercised in good faith, that either the Fund or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (g) termination by the Fund or the Underwriter by written notice to the Companies, if the Companies give the Fund and the Underwriter the written notice specified in Section 1.6(b) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this
     Section 10.1(h) shall be effective forty-five (45) days after the notice was given.

     10.2  Effect of Termination

     Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at the option of the Companies, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.


ARTICLE XI. Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or such other address as such party may from time to time specify in writing to the other party.



     If to the Fund:
          700 Central Avenue
          St. Petersburg, FL 33701
          Attn:  Thomas M. Mistele, Secretary


     If to the Company:
          One Granite Place
          Concord,NH 03301
          Attn:  General Counsel


     If to the Underwriter:
          700 Central Avenue
          St Petersburg, FL 33701
          Attn:  Thomas M. Mistele, Vice President

ARTICLE XII. Miscellaneous

     12.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

     12.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

     12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their constructions or effect.

     12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the Securities and Exchange Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

     12.9 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Florida. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the Commission granting exemptive relief therefrom and the conditions of such orders.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date first above written.


                              Companies:

                              CHUBB LIFE INSURANCE COMPANY OF AMERICA
                              By its authorized officer



SEAL                          By: /s/ Russell C. Simpson
                                  --------------------------------
                                      Russell C. Simpson

                              Title:  Vice President and Treasurer
                                      ----------------------------


                              THE COLONIAL LIFE INSURANCE COMPANY OF AMERICA By its authorized officer


SEAL                          By: /s/ Russell C. Simpson
                                  --------------------------------
                                      Russell C. Simpson

                              Title:  Vice President and Treasurer
                                      ----------------------------


                              Fund:


                              TEMPLETON VARIABLE PRODUCTS SERIES FUND
                              By its authorized officer,


SEAL                          By: /s/ Thomas M. Mistele
                                  --------------------------------
                                      Thomas M. Mistele

                              Title:  Secretary
                                      ----------------------------

                              Underwriter:


                              FRANKLIN TEMPLETON DISTRIBUTORS, INC.
                              By its authorized officer,


SEAL                          By: /s/ Thomas M. Mistele
                                  --------------------------------
                                      Thomas M. Mistele

                              Title:  Vice President
                                     -----------------------------

                                  SCHEDULE A


BOARD                              DATE OF RESOLUTION OF COMPANY'S
NAME OF ACCOUNT                    WHICH ESTABLISHED THE ACCOUNT
---------------                    -----------------------------

Chubb Separate Account A           August 20, 1984
(Chubb Life Insurance
Company of America)

Colonial Separate Account B        March 2, 1994
(The Colonial Life
Insurance Company of
America)

                                   SCHEDULE B

               TEMPLETON VARIABLE PRODUCTS SERIES FUND PORTFOLIOS


Templeton Money Market Fund
Templeton Bond Fund
Templeton Stock Fund
Templeton Asset Allocation Fund
Templeton International Fund

                                   SCHEDULE C


               TEMPLETON VARIABLE PRODUCT SERIES FUND PORTFOLIOS
                        AVAILABLE UNDER THIS AGREEMENT:


Templeton International Fund

                                   SCHEDULE D



                VARIABLE ANNUITY CONTRACTS WHICH MAY BE INVESTED
                    IN THE PORTFOLIOS LISTED ON SCHEDULE C:

FORM NUMBER                                             NAME
-----------                                             ----

NONE

                 VARIABLE LIFE CONTRACTS WHICH MAY BE INVESTED
                    IN THE PORTFOLIOS LISTED ON SCHEDULE C:

FORM NUMBER                                             NAME
-----------                                             ----

Form 86-01 A (or such other form                       Flexible Premium
numbers as may be approved in                          Variable Life
certain states) (Chubb Life                            Insurance Policy
Insurance Company of America)

Form 94-141NY                                          Flexible Premium
(The Colonial Life Insurance                           Variable Life
Company of America)                                    Insurance Policy

                                   SCHEDULE E


              OTHER INVESTMENT COMPANIES CURRENTLY AVAILABLE UNDER
                 VARIABLE LIFE CONTRACTS LISTED ON SCHEDULE D:


Chubb America Fund, Inc.
     World Growth Stock Portfolio
     Money Market Portfolio
     Gold Stock Portfolio
     Bond Portfolio
     Domestic Growth Stock Portfolio
     Growth and Income Portfolio
     Capital Growth Portfolio
     Balanced Portfolio
     Emerging Growth Portfolio

                                   SCHEDULE F

                   [LOGO OF FRANKLIN TEMPLETON APPEARS HERE]




                   [LOGO OF FRANKLIN TEMPLETON APPEARS HERE]

                                   SCHEDULE G


STANDARDS FOR VOTING SHARES OF THE TEMPLETON VARIABLE PRODUCTS SERIES FUND ("FUND") HELD BY CHUBB SEPARATE ACCOUNT A AND COLONIAL SEPARATE ACCOUNT B (THE "ACCOUNTS") AND FOR TABULATING PARTICIPANT VOTING INSTRUCTIONS.

Chubb Separate Account A and Colonial Separate Account B will vote in accordance with instructions received from owners of variable insurance contracts having values allocated to the Fund. Shares of the Fund for which no instructions are received will be voted by the Accounts for or against or in abstention with respect to the proposal in the same proportion as shares for which instructions are received by that entity.

Each contract Participant has the right to give instructions as to how shares of the Fund attributable to the Participant's account should be voted, notwithstanding that the contract owner may be the Participant's employer. Contract owners will instruct the Accounts to vote in accordance with such instructions. Fractional shares also will be voted in accordance with instructions received.